                                  EXHIBIT 99.01


IBIZ TECHNOLOGIES CORP. ISSUES CORRECTIVE PRESS RELEASE REGARDING SEC ACTION


Phoenix, Arizona, January 12, 2001. iBIZ Technologies Corp. ("the Company") (OTCBB:IBIZ) is issuing this press release to clarify its January 8, 2001 press release. For clarification, no formal action has been commenced by the Commission to date. Rather, Commission staff members contacted Company representatives indicating that Ken Schilling and the Company were under investigation for violations of Section 10b of the Securities and Exchange Act of 1934 and Rule 10b-5 thereunder. Staff members further indicated that a recommendation would be made that the Commission commence a formal enforcement action.

Communications have been held with the SEC staff regarding settlement. Settlement proposals have been signed by both Ken Schilling and the Company, have been submitted to SEC staff members, and are expected to be reviewed by the Commission shortly. The settlement proposals, if approved by the Commission, would enjoin Ken Schilling from committing violations of Section 10b of the Securities and Exchange Act of 1934 and Rule 10b-5 thereunder, and would impose a $20,000 civil penalty against Schilling. The proposed settlement would also result in an administrative order being entered prohibiting the Company from committing Section 10b or Rule 10b-5 violations, but would not involve the imposition of a monetary penalty against the Company.